UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2007
INTERNAP NETWORK SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Williams Street, Atlanta, Georgia	30303

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 302-9700
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On January 18, 2007, the Board of Directors of Internap Network Services (“Internap” or the “Company”) approved an increase in the base salary of James P. DeBlasio, the Company’s principal executive officer, from $350,000 to $425,000, effective as of January 1, 2007. It also set a target bonus for Mr. DeBlasio for fiscal year 2007 at 70% of base salary, which will be subject to the terms and conditions of the Company’s 2007 annual incentive plan.
The Compensation Committee of the Board of Directors recommended the increase in the base salary and bonus to the Board of Directors, based in part on its review of a report on executive compensation by an outside compensation consultant engaged by the Compensation Committee, which included a review of competitive market data.
Item 8.01 Other Events
Compensation of Directors
After considering general and specific demands of Board and committee service, company performance, compensation amounts and trends among companies of comparable size and other factors, on January 18, 2007, the Company’s Board of Directors also approved certain changes, effective as of January 1, 2007, to compensation for non-employee directors as follows:
•	The cash fee for directors for attendance at a board meeting by telephone increased from $500 to $750 per meeting.

•	The annual stock option grant to each board member in 2007 shall be an option to acquire up to 5,000 shares instead of an option to acquire up to 2,000 shares of the Company’s common stock. The options have an exercise price equal to 100% of the fair market value of Internap’s common stock on the date of grant and shall be fully vested and exercisable as of the date of grant.

•	Each director will receive an annual grant of 2,500 restricted stock units, which will vest ratably over a three-year period, subject to the terms in the stock grant agreement and stock plan under which the restricted stock units shall be granted.

•	The annual retainer paid to the Chair of the Compensation Committee of the Board of Directors will increase from $5,000 to $7,500.

•	The Company will pay other members of the Compensation Committee an annual retainer of $2,500.

•	The Company will pay members of the Audit Committee, other than the Chair, an annual retainer of $5,000. The Audit Committee Chair’s retainer is to remain unchanged at $10,000.

•	The total annual retainer for the Chairman of the Board of Directors will increase from $30,000 to $40,000.

•	Under the prior policy, new non-employee directors received an initial grant of options to acquire up to 25,000 shares of common stock. As of January 1, 2007, new non-employee directors instead receive a grant of 12,500 restricted stock units, which will vest ratably over a three-year period, subject to the terms of the stock grant agreement and stock plan under which the restricted stock units shall be granted.
Directors who are also employees do not receive any additional compensation for serving on the board of directors or any committees of the board of directors.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION (Registrant)
By:	/s/ Dorothy An
	Name:	Dorothy An
	Title:	Vice President and General Counsel

Date: January 24, 2007